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                                                                  EXHIBIT 10.22
                                     FORM OF
                           SENIOR MANAGEMENT AGREEMENT

            THIS SENIOR MANAGEMENT AGREEMENT (this "Agreement") is made as of _____________, 1999, between _____________________, a _____________ corporation
(the "Company"), and ______________ ("Executive").

      WHEREAS, concurrently with the execution of this Agreement, ________________, a ______________ corporation (the "Predecessor") merged with and into the Company, which is a wholly-owned subsidiary of AppNet Systems, Inc., a Delaware corporation ("AppNet"), pursuant to that certain Agreement and Plan of Reorganization dated _____________, 1999 (the "Acquisition");

      WHEREAS, prior to the Acquisition Executive had been a key employee of Predecessor, and, as a result of the Acquisition, Executive currently is a key employee of the Company;

      WHEREAS, as a material inducement to AppNet to complete the Acquisition, Executive has agreed to execute this Agreement and to be bound by the terms and conditions hereof;

      WHEREAS, the Company desires to continue to employ Executive and to have the benefit of his skills and services, and Executive desires to continue his employment with the Company, on the terms and conditions set forth herein; and

      WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Employment. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending on the third anniversary of the date hereof (the "Base Period") or upon Executive's earlier separation pursuant to Section 1(c) hereof (the Base Period or such shorter period being referred to as the "Employment Period"); provided, however, that the Employment Period shall automatically be renewed for additional one year periods commencing on the third anniversary of the date hereof unless the Company gives Executive written notice of its desire to terminate Executive's employment by the Company at least 60 days prior to the end of the then-current Employment Period.

            (a) Position and Duties. During the Employment Period, Executive shall serve as ______________________________ of the Company and shall have the normal duties, responsibilities and authority of the ____________________________, subject to the power of the Company's Chairman, the Company's Board of Directors (the "Board") or an executive of AppNet designated by the Chairman of the Company (the "Manager") to expand or limit such duties, responsibilities and authority and to override actions of the
____________________.


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Executive shall report to the Manager and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Affiliates.

            (b) Salary, Bonus and Benefits. During the Employment Period, the Company will pay Executive a base salary of $_________ per annum, subject to any increase as determined by the Manager based upon the Company's achievements of budgetary and other objectives set by the Manager (the "Annual Base Salary"). In addition, Executive shall be eligible to receive a bonus of up to _____ percent (___%) of the Annual Base Salary based upon the Company's achievement of budgetary and other objectives set by the Manager. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Manager. Executive will be eligible for grants of options during the Employment Period approved by the Company's Board of Directors based on Executive's and the Company's performance.

            (c) Separation. Executive's employment by the Company during the Employment Period will continue until Executive's resignation, Disability or death or until the Board terminates Executive's employment for any reason or without any reason (a "Separation"); provided, however, that in the event of Executive's resignation, Executive agrees to provide the Company no less than 90 days prior written notice of such resignation in order to allow for an orderly transition to Executive's replacement. If the Employment Period is terminated by the Company without Cause, subject to the provisions of this Agreement, Executive shall have no further rights or claims against the Company or its Affiliates except that he shall be entitled to receive his Annual Base Salary and his life insurance, medical insurance and disability insurance benefits (but no other fringe benefits) through the end of the Noncompete Period (as defined below in Section 3, including any extensions pursuant to Section 3(a)) (such payment is hereinafter referred to as the "Severance Payment") payable in accordance with the Company's normal payroll practices. If the Employment Period is terminated due to death, then the Annual Base Salary and medical insurance will be continued through the next full calendar month following the month in which the Executive died. If the Employment Period is terminated due to Disability, then the Annual Base Salary, medical insurance and disability insurance will be continued until the last day of the six-month period following Disability; provided, however, that such Annual Base Salary shall be reduced by the amount of any disability income payments made to the Executive during such six-month period from any insurance or other policies provided by the Company. Except as provided herein, upon termination of Executive's employment for any other reason (including termination for Cause), neither Executive nor his beneficiary or estate will have any further rights or claims against the Company or its Affiliates except for the unpaid portion of the Annual Base Salary through the date of termination and reimbursement of all business expenses incurred by Executive prior to such date. Notwithstanding the foregoing, Executive understands and agrees that Executive's employment with the Company was a key inducement to AppNet to acquire the Company from Executive and the other former shareholders of the Company and Executive agrees that if he resigns from employment with the Company during the Employment Term, then Executive shall be liable for liquidated damages to the Company in an amount equal to (i) two (2) times the Annual Base Salary in the event that Executive resigns from employment with the Company on or prior to the


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second anniversary of the date hereof; and (ii) the Annual Base Salary in the event that Executive resigns from employment with the Company after the second anniversary of the date hereof but prior to the end of the Base Period.

            (d) Return of Company Property. Executive agrees that, upon the termination of the Employment Period, Executive will immediately surrender to the Company all of the Company's property, including without limitation all equipment, funds, lists, manuals, books, records or other Confidential Information (as defined herein) (including all copies of any of the foregoing) in the possession of, or provided to, Executive.

            2.    Confidential Information.

            (a) Executive acknowledges that the Company and its Affiliates are engaged in the business of _______________________________________ (the
"Business"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company and its Affiliates not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "Confidential Information." This includes, without specific limitation, information relating to the nature and operation of the Business or any other business conducted by the Company or the Company's Affiliates that Executive actively assisted or was involved with (the "Affiliate Business"), the persons, firms and corporations which are customers or active prospects of the Company or the Affiliate Business during Executive's employment by the Company, the Company's and the Affiliate Business' development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's acts or omissions.

            (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective disclosure (or proceeding pursuant to which any such disclosure may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.


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            (c) During the Employment Period and for a period of three (3) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Manager's written consent. Executive agrees to deliver to the Company at Executive's Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Company.

            (d) Executive will fully comply with any agreement reasonably required by any of the Company's Affiliates, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities.

            3. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with the Company he has or will become familiar with the Confidential Information concerning the Company and such Affiliates and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees that:

            (a) Noncompetition. For a period equal to the greater of (i) three years from the date of this Agreement and (ii) so long as Executive is employed or affiliated with the Company or any Affiliate and for an additional twelve
(12) months thereafter (the "Noncompete Period"), he shall not, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in the Business or any other business conducted by the Company's Affiliates that Executive actively assisted or was involved with at the time of Separation; provided that in the event of a termination of employment by the Manager without Cause, the Manager may extend the Noncompete Period for an additional six month term by giving notice to Executive within 120 days after the effective date of Separation.

            (b) Nonsolicitation. So long as Executive is employed or affiliated with the Company or any Affiliate and for an additional twenty-four (24) months thereafter (the "Nonsolicitation Period"), Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any of its Affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Affiliates within one year prior to the time of such hiring, (iii) service, solicit or accept any business from any customer or licensee of the Company or its Affiliates for the purpose of competing with the Company or its Affiliates in the Business, (iv) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other


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business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Affiliates, (v) directly or indirectly disclose to any other person the name or address of any customer of the Company for the purpose of competing with the Company or its Affiliates, or (vi) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Affiliates and with which, to Executive's knowledge, the Company or any of its Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Affiliates in the one-year period immediately preceding a Separation.

            (c) Enforcement. If, at the time of enforcement of Section 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.

            (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 3 are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 2 and 3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                               GENERAL PROVISIONS

            4.    Definitions.

            "Affiliate" or "Affiliates" of the Company means AppNet and all Subsidiaries of AppNet.

            "Cause" means (i) the commission by Executive of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers or


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suppliers, (ii) conduct by Executive tending to bring the Company or any of its
Affiliates into substantial public disgrace or disrepute, (iii) substantial and repeated failure by Executive to perform duties of the office held by Executive as reasonably directed by the Manager not cured within ten (10) business days after written notice thereof, (iv) gross negligence or willful misconduct by Executive with respect to the Company or any of its Affiliates, (v) any material breach of Section 2 or 3 of this Agreement by Executive not cured within ten
(10) business days after written notice thereof from the Company, or (vi) any election by the Company not to renew the Employment Period on the third anniversary of the date hereof or any renewal thereof. The failure of the Company or the Executive to achieve budgetary objectives established by the Board shall not in and of itself constitute Cause.

            "Disability" means a physical or mental condition which, for a continuous period of at least six (6) months has or will prevent the Executive from performing his duties on a full time basis and in a professional and consistent manner. Any dispute as to the Executive's Disability shall be referred to and resolved by a licensed physician selected and approved by the Company and the Executive.

            "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Subsidiary" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture arrangement between the Company and any other entity.

            5. Notices. Any notice or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile transmission with confirmation of transmission, sent by registered or certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier service, as follows:

      If to the Company:

            ________________________
            c/o AppNet Systems, Inc.
            6707 Democracy Blvd., Suite 1000
            Bethesda, Maryland 20817
            Attention:  Ken S. Bajaj, President
            Facsimile: (301) 581-2488


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      with a copy to:

            Tucker, Flyer & Lewis
            1615 L Street, N.W., Suite 400
            Washington, D.C. 20036
            Attention:  Arthur E. Cirulnick, Esq.
            Facsimile: (202) 429-3231

      If to the Executive:
            ________________________
            ________________________
            ________________________
            Facsimile:______________

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

            6. Executive's Representations and Warranties. Executive represents and warrants that he has full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and reasonably anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order or any court or administrative agency, which would conflict with his obligation to use his best efforts to promote the interests of the Company and its Affiliates or which would conflict with the business of the Company or its Affiliates as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on by Executive of the Company's business as an officer or employee of the Company will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Executive is now obligated.

            7.     General Provisions.

            (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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            (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (c) Counterparts; Facsimile Transmission. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

            (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

            (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of __________, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of __________ or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of __________.

            (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company (given by the Manager) and the Executive.

            (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal place of business is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

            (i) Termination. This Agreement (except for the provisions of Sections 1(a) and 1(b)) shall survive a Separation and shall remain in full force and effect after such Separation.


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      IMPORTANT: THIS AGREEMENT CONTAINS VERY IMPORTANT TERMS GOVERNING YOUR
EMPLOYMENT WITH THE COMPANY. SECTION 3 CONTAINS PROVISIONS WHICH AFFECT YOUR ABILITY TO TAKE CERTAIN ACTIONS FOLLOWING THE TERMINATION OF YOUR EMPLOYMENT. YOU SHOULD FEEL FREE TO SEEK ADVICE FROM YOUR ATTORNEY REGARDING ANY MATTER RELATING TO THIS AGREEMENT. BY EXECUTING THIS AGREEMENT, YOU ARE AFFIRMING THAT YOU HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH YOUR ATTORNEY IF YOU SO DESIRED, THAT YOU UNDERSTAND THE MEANING AND SIGNIFICANCE OF ALL OF ITS PROVISIONS, THAT NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE TO YOU REGARDING YOUR EMPLOYMENT WHICH ARE NOT SET FORTH IN THIS AGREEMENT, AND THAT YOU ARE FREELY SIGNING THIS AGREEMENT TO OBTAIN EMPLOYMENT WITH THE COMPANY.

                            [Execution Page Follows]


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            IN WITNESS WHEREOF, the parties hereto have executed this Senior
Management Agreement on the date first written above.


                                    --------------------------------------------

                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXECUTIVE:


                                    --------------------------------------------
                                    [Name]


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